99.2	Stockholders and Employees Letter dated December 2, 2011

201 N. Harrison St.                                                                 Mary Junck
Davenport, IA 52801                                                             Chairman, President and Chief Executive Officer
www.lee.net                                                                            (563) 383-2100

December 2, 2011

Dear Lee Stockholders and Employees:

There is welcome news for all of us who have a stake in Lee. The terms are in place for the completion of a comprehensive refinancing of Lee’s debt.

We have achieved agreements with an overwhelming majority of our creditors to extend our existing loan agreements on reasonable terms that preserve stockholders’ ownership interests in the company with only 13% dilution.

As we previously noted as a possibility, implementation will require a favorable, voluntary, prepackaged Chapter 11 process to bind the remaining minority of non-consenting lenders to the terms of the agreements. While such a filing falls under bankruptcy laws, in our case it differs significantly from most such filings because it preserves interests of stockholders and all other parties. The process will simply provide a favorable legal framework for implementing the agreements.

The court process is expected to take 60 days or less. In the meantime and throughout the process, we expect there will be no change in our business. There will be no impact on employees, customers, vendors, contractors, contracts, company operations or corporate governance. We expect Lee stock will continue to be traded on the New York Stock Exchange.

I am enclosing our news release with additional details.

Although the refinancing will require Lee to pay higher interest rates, it and our strong cash flow will keep Lee on solid financial footing as we continue reshaping our company for long-term growth by expanding our digital platforms, building audiences, driving sales and improving our balance sheet.

As I hope you noticed in our most recent earnings release, Lee has continued to outperform the industry in multiple measures, most notably in digital advertising growth and audience growth. As I also hope you noted in our recent President’s Awards announcements, our publishers, editors, management teams and employees throughout our company have demonstrated outstanding journalism, innovation and spirit. All of this underscores our excitement and confidence as we enter 2012.

With deep appreciation for your continuing support,

Mary Junck
Chairman, President and Chief Executive Officer

Enc.:  News release

201 N. Harrison St.
Davenport, IA 52801
www.lee.net

NEWS RELEASE

Lee Enterprises prepares to complete refinancing

Pulitzer Notes agreement enables implementation of debt restructuring through voluntary prepackaged Chapter 11 filing, preserving 87% of interests of stockholders and all interests of creditors and other business partners

DAVENPORT, Iowa (December 2, 2011) – Lee Enterprises, Incorporated (NYSE: LEE), a leading print and digital provider of local news, information and advertising in 52 markets, has reached a key agreement necessary to proceed with a comprehensive refinancing of its debt.

The agreement will extend Lee’s Pulitzer Notes debt maturity to December 2015 and enable implementation of the overall refinancing plan announced in September.

This is welcome news for all who have a stake in Lee,” said Mary Junck, chairman and chief executive officer. “We have achieved agreements with an overwhelming majority of our creditors on reasonable terms that preserve stockholders’ interests in the company with only 13% dilution. As we previously noted as a possibility, implementation will require a favorable, voluntary, prepackaged Chapter 11 process to bind the remaining minority of non-consenting lenders to the terms. While such a filing falls under bankruptcy laws, it differs significantly from most such filings because it preserves interests of our current stockholders and all other parties. In our case, the process will simply provide a favorable legal framework for implementing the pre-negotiated refinancing on an expedited basis while business continues as usual with no impact on employees, vendors and customers. The refinancing, combined with our strong cash flow, will keep Lee on solid financial footing as we continue reshaping our company for long-term success by expanding our digital platforms, building audiences, driving sales and deleveraging to improve our balance sheet.”

Lee announced in September that its credit facility will be amended and extended beyond its current maturity of April 2012 in a structure of first and second lien debt. The first lien debt consists of a term loan of $689.5 million, as well as a new $40 million revolving credit facility that is not expected to be drawn at closing, both of which mature in December 2015. The second lien debt consists of a $175 million term loan maturing in April 2017.

As a condition to the refinancing of the credit facility announced in September, Lee was required to refinance the remaining $138 million of its Pulitzer Notes debt with a separate loan to be arranged. Subsequent credit market conditions did not allow for that debt to be refinanced on acceptable terms, and as a result, Lee chose to seek an amendment of the current agreement with existing creditors. Under the new agreement, the Pulitzer Notes will carry an interest rate of 10.55%, increasing 0.75% in January 2013 and each year thereafter. After adjustment for principal payments and non-cash fees to be paid to noteholders, the amended Pulitzer Notes will have a balance of $126.4 million at the closing of the transaction.

The support agreement executed by the Pulitzer noteholders takes effect today, as does an amendment to Lee’s current credit facility to allow unscheduled principal payments on the Pulitzer Notes and to facilitate other aspects of the refinancing. Additional details are included in documents being filed with the Securities and Exchange Commission.

Carl Schmidt, vice president, chief financial officer and treasurer, said Lee and its majority-owned subsidiaries expect to initiate the voluntary pre-packaged Chapter 11 filing on or about December 12, 2011.  Lee’s interests in Tucson, AZ, and Madison, WI, are not included in the filing.

“Our current debt agreements require 100% approval for key changes, including extension of maturities.  Because credit market conditions dictated the need to extend the Pulitzer Notes debt with current holders, we were not able to upsize the Pulitzer facility to $175 million as we had planned,” he said. “Consequently, our ability to pay out the last 6% of non-consenting lenders under our credit facility was limited, making the use of the prepackaged process necessary. This process is expected to have no adverse impact on company governance or operations. Immediately upon filing, the company will request authority to pay all suppliers and other vendors without delay, which is commonly approved in similar situations. All our digital and print products will be published as usual and no employees will be impacted. We expect to complete the restructuring process quickly and without disruption to our business, likely in 60 days or less.”

He said the refinancing process also is not expected to affect the trading of Lee Common Stock on the New York Stock Exchange in light of the expected meaningful continuing equity value to be retained by current common equity holders. Lee is currently operating under an NYSE-approved plan, which is subject to periodic reassessment by the NYSE, to address non-compliance issues, including the need to increase the average closing price to $1 per share in accordance with NYSE requirements.

Schmidt added: “Our Annual Report on Form 10-K for the 2011 fiscal year will be filed with the SEC on or about December 9. Since the refinancing process will not be complete by that time, we expect KPMG LLP’s opinion on our consolidated financial statements will be modified to contain going concern qualifying language. We also expect KPMG will re-evaluate the need for such qualifying language in the audit opinion upon our emergence from Chapter 11 proceedings.”

The Blackstone Group is serving as Lee’s financial adviser for the transactions.

Lee Enterprises is a leading provider of local news and information, and a major platform for advertising, in its markets, with 48 daily newspapers and a joint interest in four others, rapidly growing digital products and nearly 300 specialty publications in 23 states. Lee's newspapers have circulation of 1.3 million daily and 1.6 million Sunday, reaching nearly four million readers in print alone. Lee's digital sites attracted 21.6 million unique visitors in September 2011. Lee's markets include St. Louis, MO; Lincoln, NE; Madison, WI; Davenport, IA; Billings, MT; Bloomington, IL; and Tucson, AZ. Lee Common Stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

FORWARD-LOOKING STATEMENTS – The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This news release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are the outcome and impact on our business of any resulting proceedings under Chapter 11 of the Bankruptcy Code, the outcome of our independent registered public accounting firm's re-evaluation of its opinion on our financial statements as to our ability to continue as a going concern, our ability to generate cash flows and maintain liquidity sufficient to service our debt, comply with or obtain amendments or waivers of the financial covenants contained in our credit facilities, if necessary, and to refinance our debt as it comes due. Other risks and uncertainties include the impact and duration of continuing adverse economic conditions, changes in advertising demand, potential changes in newsprint and other commodity prices, energy costs, interest rates, availability of credit, labor costs, legislative and regulatory rulings, difficulties in achieving planned expense reductions, maintaining employee and customer relationships, increased capital costs, maintaining our listing status on the NYSE, competition and other risks detailed from time to time in our publicly filed documents. Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believe”, “expect”, “anticipate”, “intend”, “plan”, “project”, “consider” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100

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